Exhibit 25

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF

A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF

A TRUSTEE PURSUANT TO SECTION 305(b)(2)

JPMORGAN CHASE BANK

(Exact name of trustee as specified in its charter)

New York	13-4994650
(State of incorporation if not a national bank)	(I.R.S. employer identification No.)

270 Park Avenue New York, New York	10017
(Address of principal executive offices)	(Zip Code)

William H. McDavid

General Counsel

270 Park Avenue

New York, New York 10017

Tel: (212) 270-2611

(Name, address and telephone number of agent for service)

Celulosa Arauco y Constitución S.A.

(Exact name of obligor as specified in its charter)

The Republic of Chile	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification No.)

Avenida El Golf 150 Fourteenth Floor Santiago, Chile
(Address of principal executive offices)	(Zip Code)

5.125% Notes due 2013

(Title of the indenture securities)

GENERAL

Item 1. General Information.

Furnish the following information as to the trustee:

(a) Name and address of each examining or supervising authority to which it is subject.

New York State Banking Department, State House, Albany, New York 12110.

Board of Governors of the Federal Reserve System, Washington, D.C. 20551.

Federal Reserve Bank of New York, District No. 2, 33 Liberty Street, New York, New York 10045.

Federal Deposit Insurance Corporation, Washington, D.C. 20429.

(b) Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2. Affiliations with the Obligor and Guarantors.

If the obligor or any Guarantor is an affiliate of the trustee, describe each such affiliation.

None.

Items 3 – 15.

Items 3 – 15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16. List of Exhibits

List below all exhibits filed as a part of this Statement of Eligibility.

1. A copy of the Restated Organization Certificate of the Trustee dated March 25, 1997 and the Certificate of Amendment dated October 22, 2001 (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 333-76894, which is incorporated by reference).

2. A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference). On November 11, 2001, in connection with the merger of The Chase Manhattan Bank and Morgan Guaranty Trust Company of New York, the surviving corporation was renamed JPMorgan Chase Bank.

3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

4. A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 333-76894, which is incorporated by reference).

5. Not applicable.

6. The consent of the Trustee required by Section 321(b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference). On November 11, 2001, in connection with the merger of The Chase Manhattan Bank and Morgan Guaranty Trust Company of New York, the surviving corporation was renamed JPMorgan Chase Bank.

7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

8. Not applicable.

9. Not applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, JPMorgan Chase Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 1st day of October, 2003.

JPMORGAN CHASE BANK

By	/s/ William Potes
William Potes Trust Officer

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, JPMORGAN CHASE BANK hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: October 1, 2003

JPMORGAN CHASE BANK

By:	/s/ William Potes
William Potes Trust Officer